Exhibit 5.1

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100


                                December 27, 2004

Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017


Ladies and Gentlemen:

         With respect to the Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission by Neoprobe Corporation, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended, relating to the sale of up to 32,350,000 shares (the "Shares") of Common Stock of the Company, $.001 par value (the "Common Stock"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders"), we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the Shares, the form of Securities Purchase Agreement between the Company and certain of the Selling Stockholders, dated as of December 13, 2004 (the "Purchase Agreement") and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale, the shares of Common Stock issuable upon exercise of warrants and upon conversion of the convertible notes will be, when issued and paid for as provided in such agreements, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement.


                                        Very truly yours,

                                        /s/ Porter, Wright, Morris & Arthur LLP

                                        PORTER, WRIGHT, MORRIS & ARTHUR LLP